EXHIBIT 99.1

News Release

Investor Contact:
Mark Lamb Director – Investor Relations 425/519-4034 markl@onyx.com	For Release 7:00 p.m. Pacific, Thursday, October 7, 2004

Onyx Software Updates Third Quarter View

BELLEVUE, Wash — Onyx® Software Corporation today announced that it expects total revenues for the third quarter of 2004 to be about $13.2 million, compared to $15.4 million for the third quarter of 2003. Anticipated license revenue for the third quarter of 2004 is expected to be approximately $2.3 million, compared to license revenue in the third quarter of 2003 of $3.6 million. The lower license view reflects the timing of closure for several large deals. The company anticipates a non-GAAP operating loss between $1.0 and $1.5 million.

“I believe that our overall business outlook is more positive than third quarter results reflect,” said Janice P. Anderson, chair and chief executive officer of Onyx Software. “Onyx continued to exhibit strong competitive win rates and is currently well-positioned in a number of large opportunities,” Anderson noted.

International revenues for the third quarter of 2004 declined compared to the second quarter of 2004. Onyx changed EMEA and Japan sales leadership late in the quarter as part of management’s initiative to achieve greater consistency of results and profitable growth. Separately, Onyx today announced that former Avaya executive Jack Denault has been named Senior Vice President of the Americas. Denault has a successful history of building effective sales teams.

Onyx Software expects to release full results for the quarter during the week of October 25th.

About Onyx Software
Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy to use solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our expected financial results for the third quarter of 2004 and our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict”, “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our preliminary results announced in this release, our ability to close large opportunities currently in our sales pipeline, the ability of our new sales leadership in North America, EMEA and Japan to produce results and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended June 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.